For period ended 01/31/03                             Series 1, 2, 6, 7, 10, 11
File Number 811-2429                                         13, 14, 15, 19

Sub-Item 77Q3:  Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:    The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:  Vietnam
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zambia Limited
Foreign Country:  Zambia
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zimbabwe Limited
Foreign Country:  Zimbabwe
Type of Custody:  Foreign Custodian Rule 17f-5